NEKTAR
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News Release



Nektar Therapeutics 201 Industrial Road San Carlos, CA 94070
650-631-3100 Phone 650-631-3150 Fax www.nektar.com
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            Nektar Therapeutics Announces Second Quarter 2008 Results

SAN CARLOS, Calif., August 6, 2008 -- Nektar Therapeutics (Nasdaq: NKTR) today announced the company's financial results for the second quarter and six-months ended June 30, 2008.

Cash, cash equivalents, and short-term investments were $373.9 million at June 30, 2008 compared to $412.6 million at March 31, 2008.

Revenue for the three month period ended June 30, 2008 was $20.4 million compared to revenue of $65.9 million in the second quarter of 2007. For the first half of 2008, revenue was $40.4 million as compared to $150.9 million in the same period of 2007. This decrease in revenue is the result of lower product manufacturing revenues due to the termination of the Exubera collaboration by Pfizer in late 2007.

Nektar has made significant improvements to our operating efficiencies as compared to a year ago. For the first half of 2008, the company's general and administrative expense was $24.8 million as compared to $29.9 million for the same period a year ago. Research and development expense was $70.9 million in the first half of 2008 as compared to $78.5 million for the same six month period in 2007. Included in the $70.9 million of overall research and development spending is approximately $32 million of new investments in Nektar's preclinical and clinical development programs.

Nektar reported a net loss for the quarter ended June 30, 2008 of $33.4 million or $0.36 per share, compared to a net loss of $27.5 million or $0.30 per share in the second quarter of 2007. For the first half of 2008, the company reported a net loss of $74.1 million or $0.80 per share, compared to a net loss of $53.2 million or $0.58 per share for the same period in 2007.

The increase in net loss for the second quarter and first half of 2008 compared to a year ago is primarily the result of a loss of gross margin associated with Pfizer's termination of the Exubera collaboration and maintenance of Exubera manufacturing capacity through April 2008. The final spending and charges associated with the termination of the Exubera inhaled insulin program were paid and recorded in the second quarter of 2008.

"Over the past year, Nektar has made excellent progress in expanding and advancing our pipeline while at the same time maintaining financial discipline," said Nektar President and CEO Howard W. Robin. "In 2008, we will have seven proprietary programs in clinical development and an impressive preclinical pipeline of important, high-value therapeutics. We have executed on our strategy of building valuable proprietary programs without pursuing any dilutive financings."

Nektar will host a conference call today for analysts and investors at 2:00 p.m. Pacific time to discuss the company's second quarter performance. This conference call will be available via webcast and can be accessed through a link that is posted on the Investor Relations section of the Nektar website, www.nektar.com. The web broadcast of the conference call will be available for replay through August 20, 2008.

To access the conference call, follow these instructions:

    Dial: (866) 831-5605 (U.S.); (617) 213-8851 (international)
    Passcode: 33430853 (Howard Robin is the host)

Audio replay dial-in and passcode:

Dial: (888) 286-8010 (U.S.); (617) 801-6888 (international)

Passcode: 67859021

About Nektar

Nektar Therapeutics is a biopharmaceutical company that develops and enables differentiated therapeutics with its industry-leading PEGylation and pulmonary drug development platforms. Nektar's technology and drug development expertise have enabled nine approved products for partners, which include leading biopharmaceutical companies. Nektar is also developing a robust pipeline of its own high-value therapeutics that addresses unmet medical needs by leveraging and expanding its technology platforms to improve and enable molecules. For more information on Nektar Therapeutics, please visit www.nektar.com.

This press release contains forward-looking statements that reflect the company's current views regarding the potential, progress, and clinical plans for the company's proprietary and partnered product pipeline, and the value and potential of the company's technology platforms. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the company's proprietary product candidates and those of its partners are in various stages of clinical development and the risk of failure is high and can occur at any stage prior to regulatory approval; (ii) the timing or success of the commencement or end of clinical trials and commercial launch of partnered products may be delayed or unsuccessful due to slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, clinical trial design, clinical outcomes, or delay or failure in obtaining regulatory approval in one or more important markets; (iii) clinical trials are long, expensive and uncertain processes and the risk of failure of any product that is in clinical development and prior to regulatory approval remains high and can occur at any stage due to efficacy, safety or other factors; (iv) the company's patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future; and (v) the outcome of any existing or future intellectual property or other litigation related to the company's proprietary product candidates or complex commercial agreements. Other important risks and uncertainties are detailed in the company's reports and other filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

      Stephan Herrera, 415-488-7699
      sherrera@nektar.com

      Jennifer Ruddock, 650-631-4954
      jruddock@nektar.com


                                      # # #

                               NEKTAR THERAPEUTICS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share information)

                                                           Unaudited                                  Unaudited
                                            -----------------------------------------   ---------------------------------------
                                                   Three-Months Ended June 30,                Six-Months Ended June 30,
                                                   ---------------------------                -------------------------
                                                   2008                 2007                 2008                2007
                                            -------------------   -------------------   -------------------   -------------------


Revenue:
Product sales and royalties                 $             9,010   $            49,302   $            19,381   $           122,321
Contract research                                        11,391                16,615                21,012                28,612
                                            -------------------   -------------------   -------------------   -------------------
Total revenue                                            20,401                65,917                40,393               150,933

Operating costs and expenses:
Cost of goods sold                                        5,444                39,490                12,671                96,012
Idle Manufacturing Costs                                  1,487                    --                 6,821                    --
Research and development                                 33,500                41,000                70,873                78,492
General and administrative                               13,091                13,178                24,802                29,913
Amortization of other intangible assets                     237                   237                   473                   473
                                            -------------------   -------------------   -------------------   -------------------
Total operating costs and expenses                       53,759                93,905               115,640               204,890
                                            -------------------   -------------------   -------------------   -------------------

Loss from operations                                    (33,358)              (27,988)              (75,247)              (53,957)

Non-operating income (expense):
Interest income                                           3,190                 5,452                 8,203                10,925
Interest expense                                         (3,929)               (4,702)               (7,847)               (9,635)
Other expense, net                                          769                   (22)                1,071                   (16)
                                            -------------------   -------------------   -------------------   -------------------
Total non-operating income                                   30                   728                 1,427                 1,274

Loss before provision for income taxes                  (33,328)              (27,260)              (73,820)              (52,683)

Provision for income taxes                                   47                   250                   260                   500
                                            -------------------   -------------------   -------------------   -------------------

Net loss                                    $           (33,375)  $           (27,510)  $           (74,080)  $           (53,183)
                                            ===================   ===================   ===================   ===================


Basic and diluted net loss per share        $             (0.36)  $             (0.30)  $             (0.80)  $             (0.58)

Shares used in computing basic and diluted
net loss per share                                       92,400                91,804                92,365                91,630

                               NEKTAR THERAPEUTICS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                        June 30, 2008               December 31, 2007
                                                                         (unaudited)                       (1)
                                                                 --------------------------    --------------------------
                             ASSETS

Current assets:
     Cash and cash equivalents                                   $                   31,829    $                   76,293
     Short-term investments                                                         342,078                       406,060
     Accounts receivable, net of allowance                                           12,067                        21,637
     Inventory                                                                       10,166                        12,187
     Other current assets                                                            13,988                         7,106
                                                                 --------------------------    --------------------------
          Total current assets                                                      410,128                       523,283

Property and equipment, net                                                         114,229                       114,420
Goodwill                                                                             78,431                        78,431
Other intangible assets, net                                                          2,207                         2,680
Other assets                                                                          4,498                         6,289
                                                                 --------------------------    --------------------------
     Total  assets                                               $                  609,493    $                  725,103
                                                                 ==========================    ==========================

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                            $                    1,862    $                    3,589
     Accrued compensation                                                            11,276                        14,680
     Accrued expenses to contract manufacturers                                          --                        40,444
     Accrued expenses                                                                21,545                        12,446
     Interest payable                                                                 2,645                         2,638
     Capital lease obligations, current portion                                       1,833                         2,335
     Deferred revenue, current portion                                               17,053                        19,620
     Other current liabilities                                                        2,546                         2,340
                                                                 --------------------------    --------------------------
          Total current liabilities                                                  58,760                        98,092

Convertible subordinated notes                                                      315,000                       315,000
Capital lease obligations                                                            21,016                        21,632
Deferred revenue                                                                     58,595                        61,349
Deferred credits                                                                      7,626                         8,680
Other long-term liabilities                                                           4,795                         5,911
                                                                 --------------------------    --------------------------
          Total liabilities                                                         465,792                       510,664

Commitments and contingencies

Stockholders' equity:
     Preferred stock                                                                     --                            --
     Common stock                                                                         9                             9
     Capital in excess of par value                                               1,306,787                     1,302,541
     Accumulated other comprehensive income                                             739                         1,643
     Accumulated deficit                                                         (1,163,834)                   (1,089,754)
                                                                 --------------------------    --------------------------
          Total stockholders' equity                                                143,701                       214,439
                                                                 --------------------------    --------------------------
     Total liabilities and stockholders' equity                  $                  609,493    $                  725,103
                                                                 ==========================    ==========================

(1) The consolidated balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements. Certain 2007 amounts have been reclassified between line items to conform with the 2008 presentation.

                               NEKTAR THERAPEUTICS
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (In thousands, except per share information)
                                   (unaudited)

                                                                                         Six Months Ended June 30,
                                                                              -----------------------------------------------
                                                                                      2008                     2007
                                                                              ----------------------    ----------------------
Cash flows provided by (used in) operating activities:
Net loss                                                                      $              (74,080)   $              (53,183)
Adjustments to reconcile net loss to net cash used in operating activities:
        Stock-based compensation                                                               3,863                    11,690
        Depreciation and amortization                                                         11,820                    15,250
        Amortization of gain related to sale of building                                        (437)                     (437)
        Loss on sale or disposal of assets                                                       128                       904
Changes in assets and liabilities:
        Decrease (increase) in trade accounts receivable                                       9,570                    (2,681)
        Decrease (increase) in inventories                                                     2,021                    (2,572)
        Decrease (increase) in other assets                                                   (6,026)                    5,388
        Increase (decrease) in accounts payable                                               (1,727)                   (4,264)
        Increase (decrease) in accrued compensation                                           (3,676)                      954
        Increase (decrease) in accrued expenses to contract manufacturers                    (40,444)                       --
        Increase (decrease) in accrued expenses                                                9,099                    (1,600)
        Increase (decrease) in interest payable                                                    7                      (708)
        Increase (decrease) in deferred revenue                                               (5,321)                   16,952
        Increase (decrease) in other liabilities                                              (1,222)                     (380)
                                                                              ----------------------    ----------------------
Net cash used in operating activities                                                        (96,425)                  (14,687)

Cash flows from investing activities:
        Purchases of investments                                                            (334,685)                 (273,540)
        Maturities of investments                                                            369,337                   353,171
        Sales of investments                                                                  28,590                        --
        Purchases of property and equipment                                                  (10,349)                  (11,765)
                                                                              ----------------------    ----------------------
Net cash provided by investing activities                                                     52,893                    67,866

Cash flows used in financing activities:
        Proceeds from issuance of common stock                                                   383                     2,708
        Payments of loan and capital lease obligations                                        (1,151)                     (823)
        Repayments of convertible subordinated notes                                              --                   (36,026)
                                                                              ----------------------    ----------------------
Net cash used in financing activities                                                           (768)                  (34,141)

Effect of exchange rates on cash and cash equivalents                                           (164)                       58
                                                                              ----------------------    ----------------------
Net increase (decrease) in cash and cash equivalents                          $              (44,464)   $               19,096

Cash and cash equivalents at beginning of period                              $               76,293    $               63,760
                                                                              ----------------------    ----------------------
Cash and cash equivalents at end of period                                    $               31,829    $               82,856
                                                                              ======================    ======================